Exhibit 99.1

Media contacts:	Investor contacts:
Judi Frost Mackey, +1 212 632 1428	Michael J. Castellano, +1 212 632 8262
judi.mackey@lazard.com	Chief Financial Officer

Richard Silverman, +1 212 632 6285	Jean Greene, +1 212 632 1905
richard.silverman@lazard.com	investorrelations@lazard.com

LAZARD LTD REPORTS 2006 NINE-MONTH AND THIRD-QUARTER RESULTS

— Net Income Per Share of $1.45 for First Nine Months and $0.34 for Third Quarter —

— Record Assets Under Management of $99.3 billion —

NEW YORK, November 1, 2006 – Lazard Ltd (NYSE: LAZ) today announced financial results for the nine months and third quarter ended September 30, 2006. Pro forma net income, assuming full exchange of outstanding exchangeable interests for the first nine months of 2006, increased 31% to $150.4 million or $1.45 per common share (diluted), from $115.0 million, or $1.15 per common share (diluted), for the first nine months of 2005. Operating income(a) for the first nine months of 2006 increased 23% to $212.0 million, compared to pro forma $171.8 million for the comparable 2005 period. For the first nine months of 2006, operating revenue(b) increased 11% to a record $1,079.6 million compared to $969.9 million for the first nine months of 2005. Net income before exchange of outstanding exchangeable interests for the first nine months of 2006 increased 32% to $56.4 million, or $1.45 per common share (diluted), compared to pro forma income from continuing operations of $42.7 million, or $1.14 per common share (diluted), for the first nine months of 2005.

Pro forma net income on a fully exchanged basis for the third quarter of 2006 decreased by 32% to $35.0 million, or $0.34 per common share (diluted), from $51.7 million, or $0.52 per common share (diluted) for the third quarter of 2005, following a strong 2006 second quarter increase of 97% over the 2005 second quarter. Operating income decreased by 36% to $49.2 million for the third quarter of 2006, from $77.3 million for the third quarter of 2005 following a strong 2006 second quarter increase of 49% compared to the 2005 second quarter. Operating revenue for the third quarter of 2006 decreased by 15% to $317.6 million, from $374.3 million for the third quarter of 2005. Net income before exchange of outstanding exchangeable interests for the third quarter of 2006 decreased 31% to $13.2 million, or $0.34 per common share (diluted), compared to pro forma income from continuing operations of $19.0 million, or $0.51 per common share (diluted), for the third quarter of 2005.

The decrease in third-quarter operating revenue and net income is due primarily to three factors: the number of M&A transactions closing in the third quarter of 2006; the relatively high number of transactions closing in the second quarter of 2006; and comparison with the unusually high 2005 third-quarter revenue, due particularly to our restructuring and Private Fund Advisory Group activities.

“We are pleased with the positive momentum across the firm,” said Bruce Wasserstein, Chairman and Chief Executive Officer of Lazard Ltd. “Our Financial Advisory business is strong, evidenced by the large number of major M&A transactions we have recently announced, and our restructuring group is well positioned for the future. In addition, we have reached an all-time record level of assets under management, at nearly $100 billion. We are confident in our outlook and continue to invest in our business, especially in Europe, to better position the firm in areas where we see opportunities for significant growth.”

(a)	Operating income is after interest expense and before income taxes and minority interests.
(b)	Operating revenue excludes interest expense relating to financing activities and revenue relating to the consolidation of LAM General Partnerships, each of which are included in net revenue.

“Our market position is excellent,” noted Steven J. Golub, Lazard’s Vice Chairman. “We had net inflows of $1.7 billion in assets under management for the quarter, and our backlog in Financial Advisory has continued to build. We have recently announced mergers involving the Chicago Board of Trade ($8 billion), Schneider Electric ($6.1 billion), UCB (€4.4 billion) and Capgemini ($1.3 billion), among others. The strength and significant operating leverage of our simple business model is evident in our nine-month results, as operating revenue increased 11% while pro forma net income grew 31%. This quarter’s results demonstrate why our performance is best measured on an annual basis rather than on any single quarter, as the timetables of our M&A assignments had a positive impact on the second quarter and an adverse impact on the third quarter.”

Lazard believes that pro forma results assuming full exchange of outstanding exchangeable interests provide the most meaningful basis for comparison among present, historical and future periods. See sections “Historical Results” and “Basis of Historical and Pro Forma Information” later in this release for a discussion of Lazard’s historical results and the basis of presentation for Lazard Ltd’s historical and pro forma financial information.

The Company’s quarterly revenue and profits can fluctuate materially depending on the number, size and timing of completed transactions on which it advised, as well as seasonality and other factors. Accordingly, the revenue and profits in any particular quarter may not be indicative of future results. As such, Lazard management believes that annual results are the most meaningful.

Operating Revenue

Financial Advisory

Lazard’s Financial Advisory business encompasses general strategic and transaction-specific advice to public and private companies, governments and other parties, and includes Financial Restructuring as well as various corporate finance services. Some of our assignments and, therefore, related revenue, are not reflected in publicly available statistical information. This revenue is reflected in our financial statements.

Financial Advisory revenue increased 7% to $671.3 million for the first nine months of 2006, from $627.0 million for the first nine months of 2005. For the third quarter of 2006, Financial Advisory revenue decreased 27% to $187.1 million, from $257.9 million for the third quarter of 2005. This decrease reflects a lower level of completed assignments during the third quarter of 2006 compared to the third quarter of 2005, which was both a record third quarter and the strongest quarter for Financial Advisory in 2005.

The firm continues to enhance its capabilities in areas where it sees opportunity for growth. Since the end of the second quarter, the firm announced the realignment of our European team and announced the hiring of several managing directors, including Gerd Häusler, formerly a top executive at the International Monetary Fund, who is Vice Chairman of Lazard International.

M&A

M&A revenue increased 11% to $545.1 million for the first nine months, from $491.6 million for the corresponding 2005 period, reflecting the strength in the overall mergers and acquisitions market environment. M&A revenue decreased 18% to $153.2 million for the third quarter of 2006, from $187.2 million for the third quarter of 2005.

Completed M&A transactions on which Lazard advised in the third quarter of 2006 included:

•	Resolution plc’s £3.6 billion acquisition of Abbey National plc’s Life businesses

•	International Paper’s $1.4 billion sale of its coated and super calendared papers business to CMP Holdings LLC, an affiliate of Apollo Management L.P.

•	Uniland’s €1.1 billion sale to Cementos Portland Valderrivas

•	Camfin’s €1.0 billion joint venture with Gaz de France for the sale of natural gas in Italy

•	Iberostar Hoteles’ €884 million sale to Carlyle

•	Bridgepoint Capital’s $960 million sale of Medica to BC Partners

•	Saint-Gobain’s $745 million divestiture of Saint-Gobain Calmar to MeadWestvaco

•	BA Capital Partners Europe’s €620 million sale of Paroc to Arcapita

•	TelePizza’s €570 million sale to Permira Europe and Carbal

•	Permira’s £320 million acquisition of All3Media from Bridgepoint

Among the announced and pending M&A transactions on which Lazard is advising are:

•	Gaz de France’s €37.8 billion merger with Suez

•	Abertis Infraestructuras’ €22.9 billion merger of equals with Autostrade

•	Pfizer’s $16.6 billion sale of its Consumer Healthcare business to Johnson & Johnson

•	Cerberus’ $14.0 billion consortium acquisition of a controlling stake in GMAC

•	Fisher Scientific’s $12.8 billion merger with Thermo Electron

•	KeySpan’s $11.8 billion sale to National Grid

•	Chicago Board of Trade’s (advisors to Special Transaction Committee) $8.0 billion merger with the Chicago Mercantile Exchange

•	International Paper’s $6.1 billion sale of 5.1 million acres of U.S. forestlands

•	Schneider Electric’s $6.1 billion acquisition of American Power Conversion

•	UCB’s €4.4 billion acquisition of Schwarz Pharma

•	Siemens’ €4.2 billion acquisition of Bayer’s diagnostic division

•	Aviva’s $2.9 billion acquisition of AmerUs Group

•	Disney in the $2.7 billion merger of ABC Radio, its radio unit, with Citadel Broadcasting

•	Gilead’s $2.5 billion acquisition of Myogen

•	Trammell Crow’s $2.2 billion sale to CB Richard Ellis Group

•	Thales’s €1.7 billion acquisition of Alcatel’s activities in satellites and critical security systems

•	Caisse d’Epargne’s €1.4 billion sale of 49.9% of Ecureuil Vie to CNP Assurances

•	Capgemini’s $1.3 billion acquisition of Kanbay International

•	Jacuzzi Brands’ $1.3 billion sale to Apollo

•	Metaldyne’s $1.2 billion sale to Asahi Tec

•	Isolux Corsán’s €646 million tender offer for Europistas

•	Casino’s €555 million sale of its hypermarket operations real estate in Poland to GE Real Estate

•	Wachovia’s $469 million sale of the US mortgage servicing business of HomEq Servicing

•	Caisse d’Epargne in both the reorganization of its partnership with Caisse des Depots et Consignations and its exclusive negotiations with Groupe Banque Populaire for the creation of NATIXIS

•	Max Bahr’s sale of its DIY operations and real estate portfolio to Praktiker and Nomura

•	Duke Energy’s plan to separate its gas and power businesses by spinning off its natural gas business

Financial Restructuring

Financial Restructuring revenue was $50.2 million for the first nine months of 2006, compared to $80.4 million for the first nine months of 2005, and was $15.6 million for the 2006 third quarter, compared to $40.0 million for the third quarter of 2005. The global corporate default rate remains near all-time low levels.

Recently completed Restructuring assignments include Armstrong Holdings. We are continuing our work on a number of other Restructuring assignments, including those involving Adelphia, Collins & Aikman, Eurotunnel, Meridian Automotive, Olympic Airlines, Owens-Corning, SunCom Wireless and Tower Automotive. We also continue to advise Calpine’s Unsecured Creditors Committee, Northwest Airlines Creditors Committee and the UAW in connection with Delphi’s bankruptcy and with regard to alternatives for restructuring DaimlerChrysler’s post-retirement healthcare obligations.

Corporate Finance and Other

Corporate Finance and Other revenue increased to $76.0 million for the first nine months of 2006, compared to $55.1 million for the first nine months of 2005, primarily driven by our Private Fund Advisory Group, which advised on a number of large fund closings in the second quarter of 2006. For the third quarter of 2006, Corporate Finance and Other revenue was $18.3 million compared to $30.7 million for the third quarter of 2005, which had a number of large fund closings by our Private Fund Advisory Group during the period.

Asset Management

Asset Management revenue increased 15% to a record $373.9 million and 15% to $124.9 for the first nine months and third quarter of 2006, respectively, compared with $324.2 million and $108.3 million for the corresponding 2005 periods.

Management fees increased 13% to $328.7 million and 15% to $112.7 million for the first nine months and third quarter of 2006, respectively, compared with $291.0 million and $98.3 million for the corresponding 2005 periods. Management fees in the third quarter of 2006 were our highest ever for any quarter. Average assets under management rose 14% for the third quarter of 2006 to $96.6 billion from $84.8 billion for the third quarter of 2005. Assets under management at the end of the third quarter of 2006 were $99.3 billion, a record level, representing a 13% increase over the level of assets under management at year-end 2005, due principally to market appreciation. The third quarter of 2006 experienced net inflows of $1.7 billion, with net inflows for the first nine months of 2006 of $1.0 billion. Net inflows were experienced in three of the last four quarters.

Incentive fees were $17.4 million and $3.4 million for the first nine months and third quarter of 2006, respectively, compared with $10.7 million and $2.7 million for the comparable 2005 periods, reflecting improved performance for the respective periods of 2006 in funds that provide for such incentive fees with a measurement date in such periods.

Expenses

Compensation and Benefits

The ratio of compensation and benefits expense to operating revenue measured 57% for the first nine months and third quarter of 2006, compared to pro forma 57.5% for the comparable 2005 periods. Compensation and benefits expense increased 10% to $615.3 million and decreased 16% to $181.0 million for the first nine months and third quarter of 2006, respectively, compared with $557.7 million (pro forma) and $215.2 million for the respective 2005 periods, reflecting changes in operating revenue.

Non-Compensation

Non-compensation expenses were $193.4 million for the first nine months of 2006 or 17.9% of operating revenue, compared to pro forma $183.9 million or 19.0% of operating revenue for the first nine months of 2005. For the third quarter of 2006, non-compensation expenses were $67.3 million or 21.2% of operating revenue, compared to $64.4 million or 17.2% of operating revenue for the third quarter of 2005. The increase in the ratio for the third quarter reflects the relatively low level of revenues and increases in professional fees principally due to consulting fees related to legal and outsourced services, as well as costs to comply with Sarbanes-Oxley.

Provision for Income Taxes

The provision for income taxes was $44.8 million and $10.2 million for the first nine months and third quarter of 2006, respectively, compared with $41.4 million (pro forma) and $17.2 million for the corresponding 2005 periods. The effective tax rates for the first nine months and third quarter of 2006 were 21.1% and 20.6%, respectively, compared to 24.1% (pro forma) and 22.2% for the corresponding 2005 periods. On a pro forma fully exchanged basis, exclusive of LAM GP related revenue, the effective tax rate for the first nine months and third quarter of 2006 and 2005 was 28% in each period.

Minority Interest – Excluding LAZ-MD Interest

Minority interest was a $3.1 million expense for the first nine months of 2006, representing the elimination of the non-operating revenues from LAM general partnership interests held by certain of our managing directors which is reported in net revenue. In the first nine months of 2005, minority interest was a pro forma $9.4 million expense, related primarily to our strategic alliance in Italy, which was terminated on May 15, 2006, and for which there were no comparable amounts in 2006. As a result of the termination of our joint venture relationship in Italy in the second quarter of 2006, we recorded a gain of $13.7 million, excluding transaction and other costs, which is included in Corporate revenue in the nine-month period ended September 30, 2006.

Pro Forma Non-GAAP Information

The unaudited pro forma financial information for the first nine months and third quarter of 2005 is included for informational purposes only and does not purport to reflect the results of operations of Lazard Ltd that would have occurred had it operated as a separate, independent company during the periods presented. Actual results might have differed from pro forma results if Lazard Ltd had operated independently. The pro forma consolidated financial information should not be relied upon as being indicative of Lazard Ltd’s results of operations had the transactions contemplated in connection with the separation and recapitalization transactions, including the IPO and the additional financing transactions, been completed on the date assumed. The pro forma financial information also does not project the results of operations for any future periods.

The pro forma information on a fully exchanged basis is included since Lazard believes it provides the most meaningful basis for comparison among present, historical and future periods.

Historical Results

Historical net income is reported as a historical partnership until Lazard Ltd’s IPO on May 10, 2005 and for periods prior to the IPO does not include payments for services rendered by managing directors as compensation expense, incremental interest expense relating to the financing transactions in connection with the IPO and recapitalization, a provision for U.S. federal income taxes and a charge for the minority interest relating to the outstanding exchangeable interests. Such payments, tax provisions and minority interest expense are included in subsequent periods. Therefore, historical results for periods prior to the IPO on May 10, 2005 and subsequent to the IPO are not comparable. Notwithstanding such lack of comparability, income from continuing operations decreased 59% to $56.4 million and decreased 31% to $13.2 million for the first nine months and third quarter of 2006, respectively, from historical income from continuing operations of $137.1 million and $19.0 million for the corresponding 2005 periods, reflecting these significant differences in reporting payments for services rendered by managing directors, interest expense and in tax provisions and minority interest expense.

On an historical basis, compensation and benefits increased 28% to $615.3 million for the first nine months of 2006, respectively, compared with $482.2 million for the first nine months of 2005. As described above, historical compensation and benefits are not on a comparable basis between periods prior to the IPO and subsequent to the IPO. For the third quarters of 2006 and 2005, compensation and benefits expense are on a comparable basis and were $181.0 million or 57% of operating revenue in the 2006 period and $215.2 million or 57.5% of operating revenue in the 2005 period.

On an historical basis, the provision for income taxes for the first nine months and third quarter of 2006 was $44.8 million and $10.2 million, respectively, compared with a tax provision of $50.4 million and $17.2 million for the corresponding 2005 periods.

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Additional financial, statistical and business-related information is included in a financial supplement. This earnings release, the financial supplement and selected transaction information will be available today on our website at www.lazard.com.

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Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 29 cities across 16 countries in North America, Europe, Asia, Australia and South America. With origins dating back to 1848, the firm provides advice on mergers and acquisitions, restructuring and capital raising, as well as asset management services to corporations, partnerships, institutions, governments, and individuals. For more information on Lazard, please visit www.lazard.com.

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Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements.” In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements are not historical facts but instead represent only our belief regarding future results, many of which, by their nature, are inherently uncertain and outside of our control. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2005 under Item 1A “Risk Factors,” and also disclosed from time to time in reports on Forms 10-Q and 8-K including the following:

•	A decline in general economic conditions or the global financial markets;

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure.

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Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various hedge funds and mutual funds and other investment products managed by Lazard Asset Management LLC and its subsidiaries. Monthly updates of these funds will be posted to the Lazard Asset Management website (www.lazardnet.com) on the third business day following the end of each month. Investors can link to Lazard and its operating company websites through www.lazard.com.

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Basis of Historical and Pro Forma Information

In connection with the IPO on May 10, 2005, Lazard Ltd and its subsidiaries entered into a series of separation and recapitalization transactions, including the separation of its Capital Markets and Other activities from Lazard Group LLC, a Delaware limited liability company that holds Lazard Ltd’s businesses. As a result of completing the IPO, Lazard Ltd has no material operating assets other than its indirect ownership of the common membership interests of Lazard Group and its managing member interest in Lazard Group. As of September 30, 2006, the Lazard Group common membership interests were held 37.7% by Lazard Ltd and 62.3% by LAZ-MD Holdings which are effectively exchangeable over time, on a one-for-one basis, for shares of Lazard Ltd common stock. LAZ-MD Holdings is a holding company owned by current and former managing directors of Lazard Group.

Under generally accepted accounting principles in the United States (“U.S. GAAP”), Lazard’s historical consolidated financial statements reflect the historical results of operations of Lazard Group, including the separated businesses, until May 10, 2005, which was the effective date of the separation. The separated businesses are presented as discontinued operations as required under U.S. GAAP.

The historical financial statements for the period prior to the IPO do not reflect what the results of operations of Lazard Ltd or Lazard Group would have been had these companies operated as separate, independent public entities for the period prior to the IPO. In addition, the historical results of operations for periods prior to and subsequent to the IPO are not on a comparable basis. Specifically, for periods prior to the IPO the historical results of operations under U.S. GAAP do not give effect to the following matters:

•	Payments for services rendered by Lazard’s managing directors, which, as a result of Lazard operating as a limited liability company, had been accounted for prior to the IPO as distributions from members’ capital, or, in some cases, as minority interest, rather than as compensation and benefits expense, and

•	U.S. corporate federal income taxes, since Lazard has operated in the U.S. as a limited liability company that was treated as a partnership for U.S. federal income tax purposes.

For periods subsequent to the IPO, the historical results of operations under U.S. GAAP include:

•	Payments for services rendered by managing directors within compensation and benefits expense,

•	Incremental interest expense relating to the financing transactions in connection with the IPO and recapitalization,

•	Provision for U.S. federal income taxes, and

•	Allocation of profits to LAZ-MD Holdings’ membership interests in Lazard Group as minority interest.

The unaudited pro forma condensed consolidated statements of income information contained in this press release present Lazard’s historical financial information adjusted to reflect the separation and recapitalization transactions, including the IPO and the additional financing transactions, assuming they had been completed as of January 1, 2005. The adjustments also include:

•	Payments for services rendered by managing directors,

•	Income taxes Lazard expects to pay as a corporation,

•	Minority interest expense reflecting LAZ-MD Holdings’ ownership of the Lazard Group common membership interests, and

•	Exclusion of one-time IPO-related costs.

LAZARD LTD

OPERATING REVENUE

	Three Months Ended September 30,				Nine Months Ended September 30,
	2006	2005	Increase / (Decrease)		2006	Pro Forma 2005	Increase / (Decrease)
	($ in thousands)
Financial Advisory
M&A	$153,215	$187,241	$(34,026)	(18)%	$545,054	$491,559	$53,495	11%
Financial Restructuring	15,562	39,956	(24,394)	(61)%	50,202	80,367	(30,165)	(38)%
Corporate Finance and Other	18,291	30,681	(12,390)	(40)%	76,013	55,098	20,915	38%

Total	187,068	257,878	(70,810)	(27)%	671,269	627,024	44,245	7%

Asset Management
Management Fees	112,726	98,268	14,458	15%	328,734	291,047	37,687	13%
Incentive Fees	3,423	2,717	706	26%	17,362	10,650	6,712	63%
Other Revenue	8,720	7,328	1,392	19%	27,809	22,482	5,327	24%

Total	124,869	108,313	16,556	15%	373,905	324,179	49,726	15%

Corporate	5,668	8,069	(2,401)	—	34,394	18,717	15,677	—

Operating Revenue*	317,605	374,260	(56,655)	(15)%	1,079,568	969,920	109,648	11%

LAM GP Related Revenue/(Loss)	600	2,752	(2,152)	—	3,137	2,752	385	—
Other Interest Expense	(20,693)	(20,109)	(584)	—	(62,027)	(59,272)	(2,755)	—

Net Revenue	$297,512	$356,903	$(59,391)	(17)%	$1,020,678	$913,400	$107,278	12%

*	Operating revenue excludes interest expense relating to financing activities and revenue relating to the consolidation of LAM General Partnerships, each of which are included in net revenue.

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	Pro Forma 2005
	($ in thousands, except per share data)
Total revenue*	$323,422	$378,749	$1,094,434	$985,154
LFB interest expense	(5,817)	(4,489)	(14,866)	(15,234)

Operating revenue	317,605	374,260	1,079,568	969,920
LAM GP related revenue	600	2,752	3,137	2,752
Other interest expense	(20,693)	(20,109)	(62,027)	(59,272)

Net revenue	297,512	356,903	1,020,678	913,400
Operating expenses:
Compensation and benefits	180,982	215,199	615,269	557,704

Premises and occupancy costs	16,820	16,653	50,956	50,513
Professional fees	20,226	12,516	55,630	33,176
Travel and entertainment	10,643	10,663	30,595	30,768
Other	19,648	24,583	56,226	69,467

Total non-compensation expense	67,337	64,415	193,407	183,924

Operating expenses	248,319	279,614	808,676	741,628

Operating income from continuing operations	49,193	77,289	212,002	171,772

Provision for income taxes	10,153	17,177	44,827	41,445

Income before minority interest in net income	39,040	60,112	167,175	130,327
Minority interest in net income (excluding LAZ-MD)**	604	4,728	3,144	9,440
Minority interest in net income (LAZ-MD only)	25,278	36,373	107,642	78,173

Income from continuing operations	$13,158	$19,011	$56,389	$42,714

Income from continuing operations assuming full exchange of exchangeable interests	$34,983	$51,690	$150,376	$115,006

Weighted average shares outstanding:
Basic	37,388,185	37,500,000	37,457,275	37,500,000
Diluted	41,577,615	37,528,978	41,747,068	37,509,765

Net income per share - income from continuing operations:
Basic	$0.35	$0.51	$1.51	$1.14
Diluted	$0.34	$0.51	$1.45	$1.14

Pro forma weighted average shares outstanding, assuming full exchange of exchangeable interests:
Basic	99,486,633	99,726,494	99,562,490	99,907,829
Diluted	103,676,063	99,755,472	104,305,340	99,917,595

Pro forma net income per share - income from continuing operations, assuming full exchange of exchangeable interests:
Basic	$0.35	$0.52	$1.51	$1.15
Diluted	$0.34	$0.52	$1.45	$1.15

*	Excluding LAM GP related revenue.
**	Primarily includes (i) charges related to the consolidation of LAM related GPs of $600 in the three month period and of $3,137 in the nine month period ended September 30, 2006, and charges of $2,752 in the three and nine month periods ended September 30, 2005, respectively, and (ii) charges relating to our strategic alliance in Italy of $1,322 and $5,674 in the three month and nine month periods ended September 30, 2005, respectively.

LAZARD LTD

SELECTED QUARTERLY OPERATING RESULTS

	Three Months Ended			Three Months Ended
						Pro Forma
	Sept. 30, 2006	June 30, 2006	Mar. 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	Mar. 31, 2005
	($ in thousands, except per share data)
Financial Advisory
M&A	$153,215	$197,856	$193,983	$182,984	$187,241	$182,007	$122,311
Financial Restructuring	15,562	21,047	13,593	23,037	39,956	16,263	24,148
Corporate Finance and Other	18,291	43,149	14,573	32,216	30,681	13,381	11,036

Total	187,068	262,052	222,149	238,237	257,878	211,651	157,495

Asset Management
Management Fees	112,726	112,203	103,805	98,366	98,268	97,032	95,746
Incentive Fees	3,423	7,456	6,483	33,977	2,717	3,113	4,820
Other Revenue	8,720	10,159	8,930	7,170	7,328	8,767	6,388

Total	124,869	129,818	119,218	139,513	108,313	108,912	106,954

Corporate	5,668	18,970	9,756	9,965	8,069	9,568	1,080

Operating Revenue *	317,605	410,840	351,123	387,715	374,260	330,131	265,529

LAM GP Related Revenue/(Loss)	600	(2,722)	5,259	32	2,752	—	—
Other Interest Expense	(20,693)	(21,210)	(20,124)	(20,670)	(20,109)	(19,790)	(19,373)

Net Revenue	$297,512	$386,908	$336,258	$367,077	$356,903	$310,341	$246,156

Operating income from continuing operations **	$49,193	$84,693	$78,116	$77,084	$77,289	$56,955	$37,528

Income from continuing operations	$13,158	$23,545	$19,686	$21,743	$19,011	$11,967	$11,735

Net income per share - income from continuing operations:
Basic	$0.35	$0.63	$0.52	$0.58	$0.51	$0.32	$0.31
Diluted	$0.34	$0.59	$0.51	$0.57	$0.51	$0.32	$0.31

Income from continuing operations assuming full exchange of exchangeable interests	$34,983	$62,939	$52,454	$57,261	$51,690	$32,023	$31,294

Pro forma net income per share - income from continuing operations, assuming full exchange of exchangeable interests:
Basic	$0.35	$0.63	$0.53	$0.57	$0.52	$0.32	$0.31
Diluted	$0.34	$0.60	$0.51	$0.57	$0.52	$0.32	$0.31

*	Operating revenue excludes interest expense relating to financing activities and revenue relating to the consolidation of LAM General Partnerships, each of which are included in net revenue.
**	Operating income is after interest expense and before income taxes and minority interests.

LAZARD LTD

UNAUDITED HISTORICAL CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Historical net income is reported as a historical partnership until the IPO on May 10, 2005 and does not include payments for services rendered by managing directors as compensation expense and a provision for U.S. federal income taxes. In addition, historical net income for periods prior to the IPO do not include a charge for the minority interest in net income relating to the outstanding exchangeable interests. Such payments, tax provisions and minority interest in net income are included in subsequent periods. Therefore, historical results for periods prior to the IPO on May 10, 2005 and subsequent to the IPO are not comparable.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	($ in thousands, except per share data)
Total revenue*	$323,422	$378,749	$1,094,434	$985,154
LFB interest expense	(5,817)	(4,489)	(14,866)	(15,234)

Operating revenue	317,605	374,260	1,079,568	969,920
LAM GP related revenue	600	2,752	3,137	2,752
Other interest expense	(20,693)	(20,109)	(62,027)	(38,307)

Net revenue	297,512	356,903	1,020,678	934,365
Operating expenses:
Compensation and benefits	180,982	215,199	615,269	482,228

Premises and occupancy costs	16,820	16,653	50,956	50,513
Professional fees	20,226	12,516	55,630	36,111
Travel and entertainment	10,643	10,663	30,595	30,768
Other	19,648	24,583	56,226	69,467

Total non-compensation expense	67,337	64,415	193,407	186,859

Operating expenses	248,319	279,614	808,676	669,087

Operating income from continuing operations	49,193	77,289	212,002	265,278

Provision for income taxes	10,153	17,177	44,827	50,443

Income before minority interest in net income	39,040	60,112	167,175	214,835
Minority interest in net income (excluding LAZ-MD)**	604	4,728	3,144	18,521
Minority interest in net income (LAZ-MD only)	25,278	36,373	107,642	59,186

Income from continuing operations	13,158	19,011	56,389	137,128
Loss from discontinued operations (net of income taxes)	—	(408)	—	(17,576)

Net Income	$13,158	$18,603	$56,389	$119,552

Weighted average shares outstanding:
Basic	37,388,185	37,500,000	37,457,275	37,500,000
Diluted	41,577,615	37,528,978	41,747,068	37,518,513

Net income per share from continuing operations:
Basic	$0.35	$0.51	$1.51	$0.81
Diluted	$0.34	$0.51	$1.45	$0.81

*	Excluding LAM GP related revenue.
**	Primarily includes (i) charges related to the consolidation of LAM related GPs of $600 in the three month period and of $3,137 in the nine month period ended September 30, 2006, and charges of $2,752 in the three and nine month periods ended September 30, 2005, respectively, and (ii) charges relating to our strategic alliance in Italy of $1,322 and $5,674 in the three month and nine month periods ended September 30, 2005, respectively, and (iii) charges for services rendered by our managing directors and employee members of LAM of $9,081 in the nine month period ended September 30, 2005.

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME

RECONCILIATION OF HISTORICAL TO PRO FORMA RESULTS

	Three Month Period Ended September 30, 2006
	Historical - US GAAP		Pro Forma Adjustment for Full Exchange		Pro Forma as Adjusted, After Full Exchange
	($ in thousands, except per share data)
Total revenue *	$323,422		$—		$323,422
LFB interest expense	(5,817)		—		(5,817)

Operating revenue	317,605		—		317,605
LAM GP related revenue	600	(a)	—		600
Other interest expense	(20,693)		—		(20,693)

Net revenue	297,512		—		297,512
Operating expenses:
Compensation and benefits	180,982		—		180,982
Premises and occupancy costs	16,820		—		16,820
Professional fees	20,226		—		20,226
Travel and entertainment	10,643		—		10,643
Other	19,648		—		19,648

Total non-compensation expense	67,337		—		67,337

Operating expenses	248,319		—		248,319

Operating income from continuing operations	49,193		—		49,193
Provision for income taxes	10,153		3,453	(k)	13,606

Income before minority interest in net income	39,040		(3,453)		35,587
Minority interest in net income (excluding LAZ-MD)	604		—		604
Minority interest in net income (LAZ-MD only)	25,278		(25,278	)(l)	—

Net income	$13,158		$21,825		$34,983

__________ * Excluding LAM GP related revenue

Weighted average shares outstanding:
Basic	37,388,185	(h)			99,486,633	(m)
Diluted	41,577,615	(i)			103,676,063	(n)
Net income per share:
Basic	$0.35	(j)			$0.35	(o)
Diluted	$0.34	(j)			$0.34	(o)

See Notes to Unaudited Condensed Consolidated Statements of Income

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME

RECONCILIATION OF HISTORICAL TO PRO FORMA RESULTS

	Three Month Period Ended September 30, 2005
	Historical - US GAAP		Pro Forma Adjustment for Full Exchange		Pro Forma as Adjusted, After Full Exchange
	($ in thousands, except per share data)
Total revenue *	$378,749		$—		$378,749
LFB interest expense	(4,489)		—		(4,489)

Operating revenue	374,260		—		374,260
LAM GP related revenue	2,752	(a)	—		2,752
Other interest expense	(20,109)		—		(20,109)

Net revenue	356,903		—		356,903
Operating expenses:
Compensation and benefits	215,199		—		215,199
Premises and occupancy costs	16,653		—		16,653
Professional fees	12,516		—		12,516
Travel and entertainment	10,663		—		10,663
Other	24,583		—		24,583

Total non-compensation expense	64,415		—		64,415

Operating expenses	279,614		—		279,614

Operating income from continuing operations	77,289		—		77,289
Provision for income taxes	17,177		3,694	(k)	20,871

Income before minority interest in net income	60,112		(3,694)		56,418
Minority interest in net income (excluding LAZ-MD)	4,728		—		4,728
Minority interest in net income (LAZ-MD only)	36,373		(36,373	)(l)	—

Income from continuing operations	19,011		$32,679		$51,690

Loss from discontinued operations (net of income taxes)	(408)

Net Income	$18,603

__________ * Excluding LAM GP related revenue

Weighted average shares outstanding:
Basic	37,500,000	(h)			99,726,494	(m)
Diluted	37,528,978	(i)			99,755,472	(n)
Income per share from continuing operations:
Basic	$0.51	(j)			$0.52	(o)
Diluted	$0.51	(j)			$0.52	(o)

See Notes to Unaudited Condensed Consolidated Statements of Income

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME

RECONCILIATION OF HISTORICAL TO PRO FORMA RESULTS

	Nine Month Period Ended September 30, 2006
	Historical - US GAAP		Pro Forma Adjustment for Full Exchange		Pro Forma as Adjusted, After Full Exchange
	($ in thousands, except per share data)
Total revenue *	$1,094,434		$—		$1,094,434
LFB interest expense	(14,866)		—		(14,866)

Operating revenue	1,079,568		—		1,079,568
LAM GP related revenue	3,137	(a)	—		3,137
Other interest expense	(62,027)		—		(62,027)

Net revenue	1,020,678		—		1,020,678
Operating expenses:
Compensation and benefits	615,269		—		615,269

Premises and occupancy costs	50,956		—		50,956
Professional fees	55,630		—		55,630
Travel and entertainment	30,595		—		30,595
Other	56,226		—		56,226

Total non-compensation expense	193,407		—		193,407

Operating expenses	808,676		—		808,676

Operating income from continuing operations	212,002		—		212,002

Provision for income taxes	44,827		13,655	(k)	58,482

Income before minority interest in net income	167,175		(13,655)		153,520
Minority interest in net income (excluding LAZ-MD)	3,144		—		3,144
Minority interest in net income (LAZ-MD only)	107,642		(107,642	)(l)	—

Net income	$56,389		$93,987		$150,376

__________ * Excluding LAM GP related revenue

Weighted average shares outstanding:
Basic	37,457,275	(h)			99,562,490	(m)
Diluted	41,747,068	(i)			104,305,340	(n)
Net income per share:
Basic	$1.51	(j)			$1.51	(o)
Diluted	$1.45	(j)			$1.45	(o)

See Notes to Unaudited Condensed Consolidated Statements of Income

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME

RECONCILIATION OF HISTORICAL TO PRO FORMA RESULTS

	Nine Month Period Ended September 30, 2005
	Historical - US GAAP		Pro Forma Adjustments		Pro Forma as Adjusted, Prior to Full Exchange		Pro Forma Adjustment for Full Exchange		Pro Forma as Adjusted, After Full Exchange
	($ in thousands, except per share data)
Total revenue *	$985,154		$—		$985,154		$—		$985,154
LFB interest expense	(15,234)		—		(15,234)		—		(15,234)

Operating revenue	969,920		—		969,920		—		969,920
LAM GP related revenue	2,752	(a)	—		2,752		—		2,752
Other interest expense	(38,307	)(b)	(20,965	)(c)	(59,272)		—		(59,272)

Net revenue	934,365		(20,965)		913,400		—		913,400
Operating expenses:
Compensation and benefits	482,228		75,476	(d)	557,704		—		557,704

Premises and occupancy costs	50,513		—		50,513		—		50,513
Professional fees	36,111		(2,935	)(e)	33,176		—		33,176
Travel and entertainment	30,768		—		30,768		—		30,768
Other	69,467		—		69,467		—		69,467

Total non-compensation expense	186,859		(2,935)		183,924		—		183,924

Operating expenses	669,087		72,541		741,628		—		741,628

Operating income from continuing operations	265,278		(93,506)		171,772		—		171,772

Provision for income taxes	50,443		(8,998	)(f)	41,445		5,881	(k)	47,326

Income before minority interest in net income	214,835		(84,508)		130,327		(5,881)		124,446
Minority interest in net income (excluding LAZ-MD)	18,521		(9,081	)(d)	9,440		—		9,440
Minority interest in net income (LAZ-MD only)	59,186		18,987	(g)	78,173		(78,173	)(l)	—

Income from continuing operations	137,128		($94,414)		$42,714		$72,292		$115,006

Loss from discontinued operations (net of income taxes)	(17,576)

Net Income	$119,552

__________ * Excluding LAM GP related revenue

Weighted average shares outstanding:
Basic					37,500,000	(h)			99,907,829	(m)
Diluted					37,509,765	(i)			99,917,595	(n)
Income per share from continuing operations:
Basic					$1.14	(j)			$1.15	(o)
Diluted					$1.14	(j)			$1.15	(o)

See Notes to Unaudited Condensed Consolidated Statements of Income

LAZARD LTD

Notes to Unaudited Condensed Consolidated Statements of Income

(a)	LAM GP related revenue relates to interests in LAM general partnerships held directly by various of our managing directors which is also deducted in minority interests.

(b)	Interest expense includes a credit of $8,000 for the nine month period ended September 30, 2005 which represents accrued dividends relating to Lazard Group’s mandatorily redeemable preferred stock which were cancelled in connection with the redemption of membership interests of historical partners.

(c)	Reflects net incremental interest expense related to the May 2005 separation and recapitalization transactions, including the financing transactions, the amortization of capitalized costs associated with the financing transactions, and one-time IPO-related costs.

(d)	Reflects payments for services rendered by our employee members of LAM and managing directors, which prior to the IPO were accounted for as either distributions from members’ capital or as minority interest expense. Following the completion of the IPO, our policy is that our employee compensation and benefits expense, including that payable to our managing directors, will not exceed 57.5% of operating revenue each year (although we retain the ability to change this policy in the future).

(e)	Represents the exclusion of one-time IPO-related costs.

(f)	Represents (i) a tax benefit related to the reclassification of LAM minority interest, (ii) the net income tax impact associated with the separation and recapitalization transactions and (iii) an adjustment for Lazard Ltd entity-level taxes.

(g)	Represents the adjustment for LAZ-MD Holdings’ ownership of the Lazard Group common membership interests.

(h)	For basic net income per share, the weighted average shares outstanding represents primarily the 37,500,000 shares of Class A common stock outstanding immediately following the equity public offering less, for the three and nine month periods ended September 30, 2006, the repurchase of 115,000 shares of Class A common stock between June 13, 2006 and June 14, 2006.

(i)	For diluted net income per share, the three and nine month periods ended September 30, 2006 includes incremental shares issuable from non-vested stock unit awards and the Class A common stock issuable with respect to the exercise of the purchase contracts associated with the equity security units offered in the ESU offering and the IXIS ESU placement. The Class A common stock issuable with respect to the convertible promissory note of Lazard Group held by Banca Intesa S.p.A and the LAZ-MD Holdings exchangeable interests on an as-if-exchanged basis were excluded, because, under the as-if-exchanged method of accounting, such securities were not dilutive.

For diluted net income per share for the three and nine month periods ended September 30, 2005, the weighted average shares outstanding excludes LAZ-MD Holdings exchangeable interests on an as-if-exchanged basis and the Class A common stock issuable with respect to the exercise of the purchase contracts associated with the equity security units offered in the ESU offering and the IXIS ESU placement because, under the treasury stock method of accounting, such securities are not dilutive.

(j)	Calculated after considering the impact of all the pro forma adjustments described above and based on the weighted average basic and diluted shares outstanding, as applicable, as described in notes (h) and (i) above.

(k)	Represents an adjustment for Lazard Ltd entity-level taxes to effect a full exchange of LAZ-MD Holdings’ ownership of Lazard Group common membership interests, as of January 1, 2005.

(l)	Represents a reversal of the minority interests related to LAZ-MD Holdings’ ownership of Lazard Group common membership interests to effect a full exchange of interests as of January 1, 2005.

(m)	For basic net income per share, as if the LAZ-MD Holdings exchangeable interests were fully exchanged as of January 1, 2005, the weighted average shares outstanding includes shares of Class A Common Stock as referenced in note (h) above and LAZ-MD Holdings’ exchangeable interests which are exchangeable on a one-for-one basis for Class A Common Stock less the impact of the repurchase of interests in LAZ-MD Holdings on July 26, 2005.

(n)	For diluted net income per share, as if the LAZ-MD Holdings exchangeable interests were fully exchanged as of January 1, 2005, the weighted average shares outstanding includes shares of Class A Common Stock as referenced in note (h) above, LAZ-MD Holdings’ exchangeable interests as referenced in note (m) above and incremental shares issuable from non-vested stock unit awards. In addition, the three month period ended September 30, 2006, includes the Class A common stock issuable with respect to the exercise of the purchase contracts associated with the equity security units offered in the ESU offering and the IXIS ESU placement. The nine month period ended September 30, 2006, includes the Class A common stock issuable with respect to the exercise of the purchase contracts associated with the equity security units offered in the ESU offering and the IXIS ESU placement and Class A common stock issuable with respect to the convertible promissory note of Lazard Group held by Banca Intesa S.p.A and the LAZ-MD Holdings exchangeable interests on an as-if-exchanged basis.

(o)	Calculated after considering the impact of all the pro forma adjustments described above and based on the weighted average basic and diluted shares outstanding, as applicable, as described in notes (m) and (n) above.

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

AS OF SEPTEMBER 30, 2006

($ in thousands)

ASSETS
Cash and cash equivalents	$530,292
Cash and securities segregated for regulatory purposes	29,334
Securities owned—at fair value	390,352
Receivables	690,801
Other assets	390,482

Total assets	$2,031,261

LIABILITIES & STOCKHOLDERS’ DEFICIENCY
Depositors and other customer payables	$676,870
Accrued compensation and benefits	282,747
Other liabilities	458,073
Senior notes:
Underlying equity security units	437,500
Others	646,012
Subordinated loans	200,000

Total liabilities	2,701,202

Commitments and contingencies
Minority interest	43,361

STOCKHOLDERS’ DEFICIENCY
Common stock:
Class A, par value $ .01 per share	375
Class B, par value $ .01 per share
Additional paid-in capital	(795,966)
Accumulated other comprehensive income (loss), net of tax	(8,066)
Retained earnings	94,534

(709,123)
Less: Class A common stock held in treasury, at cost	(4,179)

Total stockholders’ deficiency	(713,302)

Total liabilities and stockholders’ deficiency	$2,031,261

LAZARD LTD

RECONCILIATION OF SHARES OUTSTANDING AND NET INCOME FOR BASIC & DILUTED E.P.S.

BEFORE FULL EXCHANGE

	Three Month Period Ended September 30, 2006				Three Month Period Ended September 30, 2005
	Weighted Average Shares Outstanding	Net Income		Net Income Per Share	Weighted Average Shares Outstanding	Net Income (a)	Net Income Per Share (a)
	($ in thousands, except per share data)
Amounts as reported for basic net income per share	37,388,185	$13,158		$0.35	37,500,000	$19,011	$0.51

Equity security units	3,219,113	682	(b)
Restricted stock units	970,317	198	(b)		28,978	—
Convertible notes	—	—	(c)

Amounts as reported for diluted net income per share (d)	41,577,615	$14,038		$0.34	37,528,978	$19,011	$0.51

	Nine Month Period Ended September 30, 2006				Pro Forma Nine Month Period Ended September 30, 2005
	Weighted Average Shares Outstanding	Net Income		Net Income Per Share	Weighted Average Shares Outstanding	Net Income (a)	Net Income Per Share (a)
	($ in thousands, except per share data)
Amounts as reported for basic net income per share	37,457,275	$56,389		$1.51	37,500,000	$42,714	$1.14

Equity security units	3,481,668	3,244	(b)
Restricted stock units	808,125	694	(b)		9,765	—
Convertible notes	—	—	(c)

Amounts as reported for diluted net income per share (d)	41,747,068	$60,327		$1.45	37,509,765	$42,714	$1.14

(a)	For the three and nine month periods ended September 30, 2005, net income excludes loss from discontinued operations.
(b)	Change in Lazard Group net income allocable to Lazard Ltd resulting from the assumed issuance of incremental shares.
(c)	Shares assumed issued from convertible notes were not dilutive.
(d)	The LAZ-MD exchangeable interests were antidilutive for the three and nine month periods ended September 30, 2006 and September 30, 2005, consequently, the effect of their conversion to shares of Class A Common Stock has been excluded from diluted earnings per share during such period. The ESUs were antidilutive for the three and nine month periods ended September 30, 2005.

LAZARD LTD

RECONCILIATION OF SHARES OUTSTANDING AND NET INCOME FOR BASIC & DILUTED E.P.S.

ASSUMING PRO FORMA FULL EXCHANGE AS OF JANUARY 1, 2005

	Three Month Period Ended September 30, 2006				Three Month Period Ended September 30, 2005
	Weighted Average Shares Outstanding	Net Income		Net Income Per Share	Weighted Average Shares Outstanding	Net Income (a)	Net Income Per Share (a)
	($ in thousands, except per share data)
Amounts as reported for basic net income per share	99,486,633	$34,983		$0.35	99,726,494	$51,690	$0.52

Equity security units	3,219,113
Restricted stock units	970,317				28,978
Convertible notes	—	—	(b)

Amounts as reported for diluted net income per share (c)	103,676,063	$34,983		$0.34	99,755,472	$51,690	$0.52

	Nine Month Period Ended September 30, 2006				Pro Forma Nine Month Period Ended September 30, 2005
	Weighted Average Shares Outstanding	Net Income		Net Income Per Share	Weighted Average Shares Outstanding	Net Income (a)	Net Income Per Share (a)
	($ in thousands, except per share data)
Amounts as reported for basic net income per share	99,562,490	$150,376		$1.51	99,907,829	$115,006	$1.15

Equity security units	3,481,668
Restricted stock units	808,125				9,766
Convertible notes	453,057	458	(b)

Amounts as reported for diluted net income per share (c)	104,305,340	$150,834		$1.45	99,917,595	$115,006	$1.15

(a)	For the three and nine month periods ended September 30, 2005, net income excludes loss from discontinued operations.
(b)	Reduction of interest expense, net of taxes related to the issuance of the convertible notes. Shares assumed issued from convertible notes were not dilutive for the three month period ending September 30, 2006.
(c)	The ESUs were antidilutive for the three month and nine month periods ended September 30, 2005.

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

	As of
	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005
	($ in millions)
Equities	$81,786	$76,591	$77,997	$70,896	$69,154
Fixed Income	11,113	11,029	10,884	11,113	11,454
Alternative Investments	3,653	3,718	3,515	3,394	3,204
Merchant Banking	854	821	796	826	801
Cash	1,928	1,742	1,941	2,005	1,979

Total AUM	$99,334	$93,901	$95,133	$88,234	$86,592

	Three Months Ended September 30,			Nine Months Ended September 30,
	2006	2005		2006	2005
	($ in millions)			($ in millions)
AUM - Beginning of Period	$93,901	$83,012		$88,234	$86,435
Net Flows	1,693	(1,751)		983	(4,349)
Market Appreciation	3,792	5,369		9,337	5,654
Foreign Currency Adjustments	(52)	(38)		780	(1,148)

AUM - End of Period	$99,334	$86,592		$99,334	$86,592

Average AUM *	$96,618	$84,802		$94,151	$85,574

*	Average AUM is based on an average of quarterly ending balances for the respective periods.

LAZARD LTD

SCHEDULE OF INCOME TAX PROVISION

ALLOCATION OF OPERATING INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	Pro Forma 2005
	($ in thousands)
Operating income:
Lazard Group	$49,230	$77,776	$212,522	$172,349
Lazard Ltd	(37)	(487)	(520)	(577)

Total	$49,193	$77,289	$212,002	$171,772

Operating income allocable to Lazard Ltd:
Lazard Group (a)	$18,539	$29,254	$80,005	$64,719
Lazard Ltd (100%)	(37)	(487)	(520)	(577)

Total	$18,502	$28,767	$79,485	$64,142

Operating income allocable to LAZ-MD Holdings:
Lazard Group (b)	$30,691	$48,522	$132,517	$107,630

INCOME TAX PROVISION PRIOR TO FULL EXCHANGE
	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	Pro Forma 2005
	($ in thousands)
Lazard Ltd’s entity level taxes (c)	$5,117	$7,765	$21,926	$17,670
Flow through provision for Lazard Group income taxes applicable to LAZ-MD Holdings’ ownership (b) - effective tax rates of 16.4% and 19.4% for the three month periods ended September 30, 2006 and 2005 and 17.3% and 22.1% for the nine month periods ended September 30, 2006 and 2005, respectively	5,036	9,412	22,901	23,775

Total provision for income taxes	$10,153	$17,177	$44,827	$41,445

Lazard Ltd consolidated effective tax rate	20.6%	22.2%	21.1%	24.1%

(a)	Approximately 37.7% for the three and nine month periods ended September 30, 2006 and approximately 37.6% for the three and nine month periods ended September 30, 2005, respectively.
(b)	Approximately 62.3% for the three and nine month periods ended September 30, 2006 and approximately 62.4% for the three and nine month periods ended September 30, 2005, respectively.
(c)	Lazard Ltd entity level taxes of 28.0% of operating income for the three and nine month periods ended September 30, 2006 less Lazard Ltd’s share of LAM GP related revenues which were a gain of $226 for the three month period and a gain of $1,181 for the nine month period ended September 30, 2006, and a gain of $1,036 for the three and nine month periods ended September 30, 2005, respectively.